Exhibit 99.2
                          NOTICE OF GUARANTEED DELIVERY

                                       for

           Tender of 10 7/8% Senior Discount Notes due 2004, Series A

                                 in Exchange for

                10 7/8% Senior Discount Notes due 2004, Series B

                              ACME TELEVISION, LLC
                            ACME FINANCE CORPORATION

          This form or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of ACME Television, LLC (the "Company") and ACME Finance Corporation ("ACME Finance Corporation" and, together with the Company, the "Issuers"), who wishes to tender 10 7/8% Senior Discount Notes due 2004, Series A (the "Original Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Issuers' Prospectus, dated ____________, 1998 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Original Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.


          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______________, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:


                            WILMINGTON TRUST COMPANY

              By Registered or Certified
            Mail or by Overnight Courier:                  By Hand:

               Wilmington Trust Company             Wilmington Trust Company
                   Attn: Jill Rylee            Attn: Corporate Trust Operations
                  Corporate Trust &                c/o Harris Trust Company
                Administration Window                 of New York, as Agent
               1100 North Market Street                 88 Pine Street


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                 Rodney Square North                      19th Floor
              Wilmington, DE 19890-0001                Wall Street Plaza
                                                       New York, NY 10005



                                  By Facsimile:
                            Wilmington Trust Company
                                 (302) 651-1079
                          ____________________________

                              Confirm by Telephone:
                                 (302) 651-8869
                                   Jill Rylee

                 ______________________________________________



          DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.


          THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED BOX ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

          The undersigned hereby tenders to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.


          The undersigned hereby tenders the Original Notes listed below:


CERTIFICATE NUMBER(S)
(IF KNOWN) OF ORIGINAL             AGGREGATE                AGGREGATE
NOTES OR ACCOUNT                   PRINCIPAL                PRINCIPAL
NUMBER AT THE BOOK-                AMOUNT                   AMOUNTS



ENTRY FACILITY                     REPRESENTED              TENDERED

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                            PLEASE SIGN AND COMPLETE

Signatures of Registered
Holder(s) or Authorized
Signatory:


_______________________________              Date: __________________________
_______________________________              Address: _______________________
                                             _______________________________
Name(s) of Registered                        Area Code and Telephone No.:
Holder(s):
_______________________________              _______________________________
_______________________________

          This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administer, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
_______________________________________
_______________________________________
_______________________________________
Capacity: _____________________________
Address(es): __________________________

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

          The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Original Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal and any other required documents, all by 5:00 p.m., New York City time, within five New York Stock Exchange trading days following the Expiration Date.


Name of Firm:
_______________________________                 _______________________________
                                                   (AUTHORIZED SIGNATURE)
Address:
_______________________________                 Name: _________________________
         (INCLUDE ZIP CODE)                     Title:   ______________________
                                                         (PLEASE TYPE OR PRINT)
Area Code and Telephone No.:
_______________________________                 Date:  ________________, 19____


DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY



          1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.


          2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to herein, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.


               - If this  Notice of  Guaranteed  Delivery  is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Original Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.


               If this  Notice of  Guaranteed  Delivery  is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuers of such person's authority to so act.

          3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.